                                                                  EXHIBIT 10.17

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT THEREUNDER OR AN EXEMPTION THEREFROM.

                AMENDED AND RESTATED SUBORDINATED NOTE

$9,172,324.00                                                   January 1, 2001

                                R E C I T A L S
                                - - - - - - - -

      1. On March 17, 1998, Spinnaker Industries, Inc. executed a Subordinated Note in favor of S.D. Warren Company in the original principal amount of $7,000,00.00 ("Existing Subordinated Note").

      2. Pursuant to the terms of the Existing Subordinated Note, interest was to be paid annually in arrears on each subsequent March 31, or, in the alternative, accrued interest was to have been paid by delivery of additional subordinated notes ("PIK Notes") in the principal amount of the accrued, unpaid interest.

      3. On May 1, 1998, S.D. Warren Company sold the Existing Subordinated Note to BankAmerica Investment Corp. pursuant to a Note Purchase Agreement.

      4. BankAmerica Investment Corp. and Spinnaker Industries, Inc. desire to amend and restate the Existing Subordinated Note to, among other things, extend the maturity.

      5. BankAmerica Investment Corp. and Spinnaker Industries, Inc. acknowledge that as of the date hereof, accrued and unpaid interest (which should be, but in fact, is not, represented by PIK Notes) equals $2,172,324.00.

      NOW, THEREFORE, Spinnaker Industries, Inc. and BankAmerica Investment Corp., agree as follows:

      FOR VALUE RECEIVED, the undersigned Spinnaker Industries, Inc., a Delaware corporation (the "Maker"), by this Amended and Restated Subordinated Note (this "Note"), HEREBY PROMISES TO PAY to the order of BankAmerica Investment Corp., a Delaware corporation (the "Holder"), in lawful money of the United States of America and in immediately available funds at an address specified by the Holder, Nine Million One Hundred Seventy-Two Thousand Three Hundred Twenty-Four Dollars ($9,172,324.00) (the "Original Principal Amount") or, if less, the aggregate unpaid principal amount outstanding under this Note, and to pay interest as described in Article 2 hereof.

                                  ARTICLE 1

                                 DEFINED TERMS

      Capitalized terms used herein shall have the meanings assigned to such terms in the Asset Purchase Agreement, dated as of November 18, 1997, as amended, between S.D. Warren Company and the Maker (the


880955.7                                                      SUBORDINATED NOTE

"ASSET PURCHASE AGREEMENT"). In addition, the following terms have the following meanings for purposes of this Note:

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

      "BOARD OF DIRECTORS" means either the board of directors of the Maker or any duly authorized committee of that board.

      "BOARD RESOLUTION" means a vote duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Maker to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Holder.

      "BORROWERS" means Spinnaker Coating, Inc., Entoleter, Inc. and Spinnaker Coating - Maine, Inc.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balanced sheet in accordance with GAAP.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "CHANGE OF CONTROL" has the meaning set forth in the Indenture.

      "CLOSING PRICE" means, with respect to the Common Stock of the Company, for any day, the reported last bid price per share on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

      "COMMON STOCK" means the Common Stock, no par value per share, of the Maker authorized on March 17, 1998, having a one-tenth vote per share and such other rights as are set forth in the Maker's certificate of incorporation, as amended. Subject to the provisions of SECTIONS 8.11, shares issuable on conversion of this Note shall include only shares of Common Stock or shares of any class or classes of

880955.7                              2                       SUBORDINATED NOTE
common stock resulting from any reclassification or reclassifications thereof, provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Note shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "COMMON STOCK" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Maker who (i) was a member of the Board of Directors on the date of this Note, or (ii) was nominated for election or elected to the Board of Directors with, or whose election to the Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election, or (iii) is a representative of one or more of the Permitted Holders or was nominated by one or more of the Permitted Holders or any representative of the Permitted Holders on the Board of Directors.

      "COVENANT DEFAULT" means any event or condition (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate maturity of any Senior Indebtedness.

      "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, other than an event which would constitute a change of control, matures (excluding any maturity or the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, except in each case upon the occurrence of a Change of Control in whole or in part, on or prior to the date that is 91 days after the date on which the Note matures; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Maker to repurchase such Capital Stock upon the occurrence of a Change of Control shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Maker may not repurchase or redeem any such Capital Stock pursuant to such provisions unless and until this Note is paid in full.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934.

      "EXISTING CREDIT FACILITY" means that certain Credit Agreement, dated as of August 9, 1999, among the Maker, as Guarantor, certain of its Affiliates, as Borrowers, Transamerica Business Credit Corporation, as Agent, and the lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, supplemented, modified, restated, replaced from time to time, and renewals, replacements, refundings and refinancings thereof

      "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied, that are in effect at the date hereof

880955.7                              3                       SUBORDINATED NOTE

      "HOLDER" means the Person named as the "HOLDER" in the first paragraph of this instrument.

      "INDEBTEDNESS" shall mean, with respect to any Person, without duplication:

             (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or other-wise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

             (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

             (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

             (d) all Capitalized Lease Obligations of such Person;

             (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
      by) any lien, security interest or other encumbrance upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); and

             (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person.

      "INDENTURE" means the Indenture, dated as of October 23, 1996, among the Maker, certain of its Affiliates, as Guarantors, and The Chase Manhattan Bank, as Trustee, relating to $115,000,000 aggregate principal amount of 10 3/4% Senior Secured Notes due 2006, as in effect on the date of this Note.

      "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on this Note.

      "INVESTMENTS" means, with respect to any Person, all in vestments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "MAKER" means the Person named as the "MAKER" in the first paragraph of this instrument.


880955.7                              4                       SUBORDINATED NOTE

     "NOTE GUARANTEES" means the Subordinated Guarantees of this Note delivered by the Subsidiaries of the Maker pursuant to SECTION 9.10 of the Asset Purchase Agreement or SECTION 6.4 of this Note.

      "PAYMENT BLOCKAGE PERIOD" has the meaning provided in SECTION 9.3(b).

      "PAYMENT DEFAULT" means any default in the payment of principal of or interest on, or any other amount with respect to, any Senior Indebtedness, beyond the applicable grace period (if any) with respect thereto.

      "PERMITTED HOLDERS" means and includes (i) Mario Gabelli, Richard J. Boyle and Ned N. Fleming, III; each Affiliate of any of the foregoing natural persons (so long as it remains such an Affiliate), each member of the immediate family of any of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person that acquires a direct or indirect beneficial ownership interest in shares of Capital Stock of the Maker as an executor or administrator for or by way of inheritance or bequest from one or more of the natural persons described in this CLAUSE (i) following the death of such Person; and (ii) each group (as such term is used in SECTION 13(d)(3) of the Exchange Act) which is controlled by (with the term "controlled by" as used herein to be determined in a manner consistent with the phrase "controlled by" as used in the definition of Affiliate contained herein) one or more of the Permitted Holders described in the preceding CLAUSE (i), but only so long as the respective such group is so controlled.

      "PERMITTED INVESTMENTS" means any Investment referred to in CLAUSES (a),
(b), (d), (e), and (f) of the definition of "PERMITTED INVESTMENTS" in the Indenture.

      "PERMITTED JUNIOR SECURITIES" means any securities of the Maker or any successor obligor that are (i) Capital Stock (other than Disqualified Capital Stock), or (ii) are debt securities or Disqualified Capital Stock issued in connection with a Proceeding that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding at least to the same extent as this Note is so subordinated as provided in this Note.

      "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "PROCEEDING" has the meaning set forth in SECTION 9.2(iv).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement entered in connection with this Note.

      "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

      "SECURITIES ACT" means the United States Securities Act of 1933.

      "SENIOR INDEBTEDNESS" means all obligations and liabilities of the Borrowers (including without limitation the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not allowable) and all letter of credit obligations) under (i) the Existing Credit Facility, as amended, modified, renewed, refunded, replaced or refinanced from time to time (the "CREDIT AGREEMENT OBLIGATIONS"); provided that the total principal



880955.7                           5                          SUBORDINATED NOTE
amount of Indebtedness qualifying as Senior Indebtedness pursuant to this CLAUSE
(i) shall not exceed the lesser of (x) the total amount then permitted under
SECTION 4.09(b)(i) of the Indenture and (y) the sum of $3 million plus the total amount that would then be permitted to be borrowed under the borrowing base provisions of the Existing Credit Facility as in effect on the date of this Note, but without reference to the limitations imposed by the maximum principal amount set forth in the definitions "BROWN LINE OF CREDIT", "ENTOLETER LINE OF CREDIT", "CENTRAL LINE OF CREDIT" and "SCM LINE OF CREDIT", and (ii) the Company's Senior Secured Notes due 2006 issued pursuant to the Indenture dated October 23, 1996, as amended, modified, renewed, refunded, replaced or refinanced from time to time; provided that the total principal amount of Indebtedness qualifying as Senior Indebtedness pursuant to this CLAUSE (ii) shall not exceed $115,000,000 at any time, less the amount of such Senior Indebtedness prepaid as a consequence of an "ASSET SALE" as contemplated by the Indenture. Notwithstanding the foregoing, "SENIOR INDEBTEDNESS" does not include
(i) Indebtedness evidenced by this Note, or (ii) Indebtedness which by its terms is subordinate or junior in right of payment to any Indebtedness of the Maker or any of its Subsidiaries.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

      "STATED MATURITY" means, with respect to any installment of interest or principal on this Note or any other Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock (or other ownership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "TRADING DAY" means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system;
(ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business; or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid a closing asked price for the Common Stock are available.

      "UNRESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

      "UNUSED AVAILABILITY" has the meaning set forth in the Existing Credit Facility as in effect on the date hereof.



880955.7                          6                           SUBORDINATED NOTE

      "VOTING STOCK" with respect to any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

      In addition to the terms defined above, the following terms are defined in the Articles or subsections referenced opposite such terms:

      "AFFILIATE TRANSACTIONS"            6.3
      "ASSET PURCHASE AGREEMENT"          1
      "CONSTITUENT PERSON"                8.11
      "CONVERSION RATE"                   8.1
      "CONVERSION SHARES"                 8.4(4)
      "CREDIT AGREEMENT"                  1
      "DISTRIBUTION DATE"                 8.4(4)
      "EVENTS OF DEFAULT"                 7.1
      "INDENTURE"                         1
      "NON-ELECTING SHARE"                8.11
      "NOTE"                              Preamble
      "ORIGINAL PRINCIPAL AMOUNT"         Preamble
      "PAYMENT BLOCKAGE PERIOD"           9.3(b)
      "RESTRICTED PAYMENTS"               6.1
      "RIGHTS"                            8.4(4)
      "TRIGGER EVENT"                     8.4(5)

                                    ARTICLE 2

                                    INTEREST

      The principal amount outstanding from time to time under this Note shall bear interest at a rate of 14% per annum accruing from the date of this Note until maturity and compounding annually on each anniversary of the date of this Note. All computations of interest shall be based on a 360-day year and paid for the actual number of days elapsed. All payments of interest and principal hereunder shall be made at the principal business address of the Holder referred to in ARTICLE 16 below.

                                    ARTICLE 3

                                PRINCIPAL AMOUNT

      3.1 SCHEDULED PAYMENTS. The principal and accrued interest on this Note shall be payable in full on January 31, 2003. Maker may elect, at Maker's option, to pay all accrued and unpaid interest in Common Stock in accordance with the conversion price set forth in ARTICLE 8.

      3.2 MANDATORY PREPAYMENTS. This Note shall become due and payable in full upon the earlier of (i) the occurrence of a Change of Control, and (ii) thirty
(30) days after payment in full in cash of the Existing Credit Facility. In addition, in the event the Maker or any Restricted Subsidiary incurs any Indebtedness other than pursuant to SECTION 6.2(i) and except for Permitted Indebtedness or the Maker or any Restricted Subsidiary issues any equity securities or securities convertible into or exercisable for equity securities for cash or cash equivalents, so long as no Default or Event of Default (as defined therein) exists



880955.7                              7                       SUBORDINATED NOTE
under the Existing Credit Facility or would be caused by such payment, the Maker shall use the aggregate cash proceeds, net of related transaction costs, to prepay this Note within fifteen (15) days of the applicable event giving rise to the prepayment obligations, provided that if after making such a prepayment the Unused Availability on the date of such prepayment would be less than $15,000,000, the Maker shall be permitted to defer such portion of such payment that would cause the Unused Availability to be less than $15,000,000 until such next August 15 or March 31 as the Maker can make such payment without reducing Unused Availability below $15,000,000; provided further, that the Maker shall not be obligated to make any such payments on any such August 15 or March 31 if a Default or Event of Default (as defined therein) exists under the Existing Credit Facility or would be caused by such payment. This Note may be prepaid without premium or penalty at any time at the option of the Maker.

                                    ARTICLE 4

                                 OVERDUE AMOUNTS

      All overdue principal and, to the extent permitted by applicable law, overdue interest, shall bear interest at a rate of 16% per annum, payable on demand.

                                    ARTICLE 5

                             APPLICATION OF PAYMENTS

      All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of principal.

                                    ARTICLE 6

                                CERTAIN COVENANTS

      The Maker covenants and agrees that, so long as any amount remains outstanding under this Note, it shall comply with the covenants set forth in this ARTICLE 6.

      6.1 RESTRICTED PAYMENTS. The Maker shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Maker's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Maker or any of its Subsidiaries) or to the direct or indirect holders of the Maker's or any of its Subsidiaries' Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Maker or to the Maker or a Subsidiary of the Maker);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Maker) any Capital Stock of the Maker or any direct or indirect parent of the Maker or any Subsidiary of the Maker; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in CLAUSES (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"). Notwithstanding the foregoing, this SECTION 6.1 shall not prohibit any Restricted Payments of



880955.7                               8                      SUBORDINATED NOTE
the type excluded from CLAUSE (i) of the definition of "RESTRICTED PAYMENT" in the Indenture as a result of the parenthetical CLAUSES (x), (y) and (z) contained in such CLAUSE (i).

      6.2 INCURRENCE OF INDEBTEDNESS. The Maker shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including any Indebtedness outstanding at the time any Person becomes a Subsidiary of the Maker), except that (i) the Maker and its Restricted Subsidiaries may incur Indebtedness that qualifies as Senior Indebtedness, and
(ii) the Maker and its Restricted Subsidiaries may incur additional Indebtedness if the net proceeds are used solely to repay principal on this Note. In addition, this SECTION 6.2 shall not prohibit the incurrence of any Indebtedness permitted under CLAUSES (ii), (v) (but only with respect to the refinancing of Indebtedness existing on March 17, 1998), (vi) or (vii) of SECTION 4.09(b) of the Indenture, or Capital Lease Obligations and Indebtedness that is purchase money financing in an aggregate amount not to exceed at any time $10,000,000 less the principal amount of this Note then outstanding ("PERMITTED INDEBTEDNESS").

      6.3 TRANSACTIONS WITH AFFILIATES. The Maker shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Maker or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Maker or such Subsidiary with an unrelated Person, and (ii) the Maker delivers to the Holder (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in a certificate of the President and Chief Financial Officer of the Maker certifying that such Affiliate Transaction complies with CLAUSE (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an opinion as to the fairness to the Holder of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Maker or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Maker or such Subsidiary,
(ii) transactions between or among the Maker and/or its Subsidiaries, and (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Maker, (iv) transactions permitted under CLAUSE (iii) of SECTION 4.12 of the Indenture, and (v) transactions permitted under SECTION 6.2 above.

      6.4 ADDITIONAL SUBSIDIARY GUARANTEES. If the Maker or any of its Subsidiaries shall acquire or create another Subsidiary (other than an Unrestricted Subsidiary) after the date of this Note, then such newly acquired or created Subsidiary shall become a guarantor of this Note by executing and delivering to the Holder a Note Guarantee substantially in the form attached as an Exhibit to the First Amendment to Asset Purchase Agreement, between Maker and S.D. Warren Company, together with board of directors votes, officers' certificates and other supporting documentation reasonably requested by the Holder. The Holder agrees to release any Subsidiary from its Note Guarantee when such Subsidiary becomes an Unrestricted Subsidiary in accordance with the Indenture or is released from its obligations as a guarantor under the Indenture.



880955.7                             9                        SUBORDINATED NOTE

                                    ARTICLE 7

                                EVENTS OF DEFAULT

      7.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default for purposes of this Note:

             (a) default in the payment of principal or interest on this Note; provided that in the case of a default in the payment of interest on this Note, such default shall have continued for a period of thirty (30) days;

             (b) breach of, or default in the performance by the Maker or any Restricted Subsidiary of, any other obligation under this Note or its obligations under the Registration Rights Agreement, in each case as amended, restated, modified or supplemented and in effect from time to time, and continuance of such breach or default for a period of thirty
      (30) days after written notice shall have been given to the breaching or defaulting party by the Holder;

             (c) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Maker or any Restricted Subsidiary aggregating $3 million or more when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Maker or any Restricted Subsidiary aggregating $3 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof, provided, however, that for purposes of both CLAUSE (i) and (ii), Indebtedness shall not include Indebtedness owed (x) by the Company to any Subsidiary, (y) by any Subsidiary to the Company, or (z) by any Subsidiary to any other Subsidiary;

             (d) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $5 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order, or (ii) there shall have been a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or other-wise, was not in effect;

             (e) the Maker or any Significant Subsidiary (other than any Unrestricted Subsidiary) shall:

                   (i) commence a voluntary case under any Bankruptcy Law of the
             United States Code as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors, the commencement of such a voluntary case;

                   (ii) have filed against it a petition commencing an
             involuntary case under any Bankruptcy Law and such petition shall not have been dismissed, bonded, discharged, or stayed within sixty
             (60) days;



880955.7                               10                     SUBORDINATED NOTE

                   (iii) seek relief as a debtor under any applicable law, other than any Bankruptcy Law, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief,

                   (iv) have entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                   (v) make a general assignment for the benefit of its
             creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

      7.2 REMEDIES. Upon the occurrence and continuance of any of the Events of Default under SECTION 7.1 hereof, in each and every such case, the Holder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Note, or in aid of the exercise of any power granted in this Note, and the Holder (unless there shall have occurred an Event of Default under Section 7.1(e) hereof, in which case the unpaid balance of this Note, shall automatically become due and payable) may by notice to the Maker, declare an Event of Default, and thereupon the unpaid principal amount or part thereof of the Note then outstanding, together with interest accrued and payable under this Note, shall become due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Holder may proceed to enforce payment of such amount or part thereof in such manner as it may elect.

                                    ARTICLE 8

                               CONVERSION OF NOTE

      8.1 CONVERSION PRIVILEGE AND CONVERSION RATE. Subject to and upon compliance with the provisions of this Article, at the option of the Holder, this Note or any portion which is $1,000 or an integral multiple thereof may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Maker at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire when the principal amount of this Note and all outstanding interest has been paid in full.

      On and prior to January 31, 2002, the rate at which shares of Common Stock shall be delivered upon conversion (herein called the "CONVERSION RATE") shall be initially 40 shares of Common Stock for each $1,000 principal amount of this Note. After January 31, 2002, the Conversion Rate shall be 250 shares of Common Stock for each $1,000 principal amount of this Note. The Conversion Rate shall be adjusted in certain instances as provided in this ARTICLE 8.

      8.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of this Note shall surrender this Note, duly endorsed or assigned to the Maker or in blank, at the office of the Maker referred to in
Article 15, accompanied by a written statement stating that the Holder elects to convert this Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Interest payable in respect of any portion of this Note surrendered for conversion shall be paid



880955.7                             11                       SUBORDINATED NOTE
up to the date of conversion to the Holder of this Note, notwithstanding the exercise of the right of conversion.

      This Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Note for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder of this Note as a Holder of this Note shall cease with respect to the portion so converted, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Maker shall issue and deliver to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in SECTION 8.3.

      Notwithstanding the foregoing, Holder may not exercise its conversion privilege until such time as the shares of Common Stock have been duly listed on any exchange or quotation service on which the Maker's Common Stock is listed or quoted. Upon receipt of written notice from Holder to Maker, Maker shall file a listing application for such shares within 15 Business Days of such notice and will use Maker's best efforts to effect such listing as soon as practicable thereafter.

      All shares of Common Stock delivered upon such conversion shall rank pari passu with other shares of Common Stock of the Maker and shall bear a Securities Act legend in customary form and shall be subject to the restrictions on transfer provided in such legend.

      In case this Note is converted in part only, upon such conversion the Maker shall execute and deliver to the Holder hereof, at the expense of the Maker, a new Subordinated Note, substantially in the form of this Note, in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

      8.3 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Note (or specified portions thereof), the Maker shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day immediately preceding the date of conversion; alternatively, at the option of the Maker the Maker shall round up to the next higher whole share.

      8.4 ADJUSTMENT OF CONVERSION RATE. The Conversion Rate shall be subject to adjustments from time to time as follows:

      (1) In case the Maker shall pay or make a dividend or other distribution on any class of Capital Stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip



880955.7                             12                       SUBORDINATED NOTE
certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      (2) Subject to the last sentence of PARAGRAPH (5) of this SECTION, in case the Company shall after the date hereof, issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in PARAGRAPH (6) of this SECTION 8.4) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of additional shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this PARAGRAPH (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration or termination of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

      (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (4) Subject to the last sentence of this PARAGRAPH (4) and the last sentence of PARAGRAPH (5) of this SECTION, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of Capital Stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in PARAGRAPH (2) of this SECTION, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in PARAGRAPH (1) of this SECTION and (iv) any merger or consolidation to which
SECTION 8.11 applies), the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in PARAGRAPH (6) of this SECTION 8.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution delivered to the Holder) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share




880955.7                              13                      SUBORDINATED NOTE
of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this PARAGRAPH (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to PARAGRAPH (6) of this SECTION. In lieu of making the foregoing adjustment, in the event that the Company shall distribute rights or warrants relating to securities of the Company (other than those referred to in PARAGRAPH (2) of this SECTION) ("RIGHTS") pro rata to holders of Common Stock, the Company shall make proper provision so that each Holder of this Note who converts this Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of this Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (5) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which SECTION 8.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of PARAGRAPH (4) of this SECTION), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of PARAGRAPH (3) of this SECTION 8.4). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, in each case in CLAUSES (i) through (iii) until the occurrence of a specified event or events ("TRIGGER EVENT"), shall for purposes of this SECTION 8.4 not be deemed issued (and no adjustment to the Conversion Rate shall be required) until the occurrence of the earliest Trigger Event.

      (6) For the purpose of any computation under PARAGRAPHS (2) or (4) of this SECTION 8.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such



880955.7                             14                       SUBORDINATED NOTE
computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

      (7) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this PARAGRAPH (7)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this PARAGRAPH (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (8) The Company may make such increases in the Conversion Rate, for the remaining term of this Note or any shorter term, in addition to those required by PARAGRAPHS (1), (2), (3) and (4) of this SECTION 8.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in the application of this PARAGRAPH (8) and its actions in so doing shall absent manifest error, be final and conclusive.

      8.5    NOTICE OF ADJUSTMENTS OF CONVERSION RATE. Whenever the
Conversion Rate is adjusted as provided in SECTION 8.4 the Company shall compute the adjusted Conversion Rate in accordance with SECTION 8.4 and shall prepare a certificate signed by the chief financial officer or the treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to the Holder.

      8.6    NOTICE OF CERTAIN CORPORATE ACTION.  In case:

             (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash (whether or not permitted under ARTICLE 6); or

             (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase shares of capital stock of any class or of any other rights; or

             (c) of any reclassification of the Common Stock (other than a change in par value) of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets the Company; or

             (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall deliver to the Holder at least 20 days (or 10 days in any case specified in CLAUSE (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on



880955.7                              15                      SUBORDINATED NOTE
which such reclassification consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up, Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in CLAUSES (a) through (d) of this SECTION 8.6.

      8.7 MAKER TO RESERVE COMMON STOCK. The Maker shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

      8.8 TAXES ON CONVERSIONS. Except as provided in the next sentence, the Maker will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto. The Maker shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Maker the amount of any such tax or duty, or has established to the satisfaction of the Maker that such tax or duty has been paid.

      8.9 COVENANT AS TO COMMON STOCK. The Maker agrees that all shares of Common Stock which may be delivered upon conversion of this Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Maker's authorized but unissued Common Stock) and, except as provided in SECTION 8.8, the Maker will pay all taxes, liens and charges with respect to the issue thereof.

      8.10 CANCELLATION OF CONVERTED SECURITIES. This Note when delivered for conversion shall be cancelled with respect to the converted portion.

      8.11 PROVISION IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any consolidation of the Maker with any other Person, any merger of the Maker into another Person or of another Person into the Maker (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Maker) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Maker, whether or not this Note becomes due and payable as provided in ARTICLE 3, the Person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the Holder a written agreement, in form and substance reasonably satisfactory to the Holder, providing that the Holder of this Note shall have the right thereafter, during the period this Note shall be convertible as specified in SECTION 8.1, to convert this Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Maker into which this Note might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Maker, (i) is not a Person with which the Maker consolidated, into which the Maker merged or which merged into the Maker or to which such conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided



880955.7                             16                       SUBORDINATED NOTE
that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease is not the same for each share of Common Stock of the Maker held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this SECTION 8.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE. The above provisions of this SECTION 8.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such an agreement shall be given by the Maker to the Holder of this Note promptly upon such execution. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

                                    ARTICLE 9

                           SUBORDINATION OF SECURITIES

      9.1 NOTES SUBORDINATE TO SENIOR INDEBTEDNESS. The Maker covenants and agrees, and the Holder, by acceptance of this Note likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this
Article 9, the Indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and junior in right of payment as provided in this Article 9 to the prior payment in full in cash of all Senior Indebtedness.

      This ARTICLE 9 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions. This ARTICLE 9 shall be binding on the Holder and its successors, assigns and transferees.

      9.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Maker or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Maker, then and in any such event:

                   (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in a manner satisfactory to the Agent and the other holders of the Senior Indebtedness, before the Holder is entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property (other than in Permitted Junior Securities) on account of this Note;



880955.7                               17                     SUBORDINATED NOTE

                   (ii) any payment or distribution of assets of the Maker of any kind or character, whether in cash, other property or securities (excluding Permitted Junior Securities), by set- off or otherwise, to which the Holder would be entitled but for the provisions of this ARTICLE 9 shall be paid to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, until all Senior Indebtedness shall have been paid in full in cash; and

                   (iii) in the event that, notwithstanding the foregoing
             provisions of this SECTION 9.2, the Holder shall have received any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, in respect of this Note before all Senior Indebtedness is paid in full in cash or payment thereof provided for in a manner satisfactory to the Agent and the other holders of the Senior Indebtedness, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the holders of Senior Indebtedness until all Senior Indebtedness is paid in cash in full. Any funds so received by the Holder shall, until so paid over or delivered, be held in trust by the Holder for the benefit of the holders of the Senior Indebtedness.

                   (iv) The Holder shall retain the right to vote and otherwise act in any proceeding or case described in the first sentence of
             SECTION 9.2 (a "PROCEEDING"), including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension (a "PLAN") proposed in any Proceeding, provided that the Holder shall not vote with respect to any such Plan or take any other action in any way so as to contest (A) the validity of any liens or security interests granted to, or for the benefit of, the holders of any Senior Indebtedness, (B) the relative rights and duties of the holders of the Senior Indebtedness established in any agreements with the holders of Senior Indebtedness with respect to such liens and security interests, or (C) the enforceability of any agreement among the Maker and the holder of any Senior Indebtedness or the enforceability of this ARTICLE 9.

      9.3    SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

             (a) Upon (1) the occurrence of a Payment Default, and (2) receipt by the Maker from the holders of Senior Indebtedness or their representative of written notice of such occurrence in accordance with the terms of such Senior Indebtedness, then no direct or indirect payment or distribution of any assets of the Maker of any kind or character (excluding Permitted Junior Securities) shall be made on account of this Note or on account of the purchase or redemption or other acquisition of this Note unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been discharged or paid in full in cash or payment thereof duly provided for in a manner satisfactory to the Agent and the holders of the Senior Indebtedness, after which the Maker shall resume making any and all required payments in respect of this Note, including any missed payments.

             (b) Upon (1) the occurrence of a Covenant Default, and (2) receipt by the Maker from the holders of Senior Indebtedness or their representative of written notice of such occurrence in accordance with the terms of such Indebtedness, no direct or indirect payment or distribution of any



880955.7                             18                       SUBORDINATED NOTE
      assets of the Maker of any kind or character (excluding Permitted Junior Securities) may be made on account of this Note or on account of the purchase or redemption or other acquisition of this Note for a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Maker of such notice and ending on (subject to any blockage of payments that may then be in effect under subsection (a) of this SECTION 9.3) the earliest of (x) 179 days after the receipt by the Maker of such written notice (provided the Senior Indebtedness with respect to which such Covenant Default shall have occurred shall theretofore have not been accelerated),
      (y) the date on which such Covenant Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full or payment thereof provided for, or
      (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Maker from the holders of Senior Indebtedness initiating such Payment Blockage Period or their representative in accordance with the terms of such Senior Indebtedness, after which, in the case of CLAUSE (x), (y) or (z), the Maker shall resume making any and all required payments in respect of this Note, including any missed payments. Notwithstanding any other provision of this Note, only one Payment Blockage Period may be commenced with respect to this Note within any 365-day period and no Covenant Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in CLAUSE (2) of this SECTION 9.3(b). Any number of notices of a Covenant Default may be given during a Payment Blockage Period, provided, however, that no such notice shall extend such Payment Blockage Period beyond the 179-day limit.

             (c) In the event that, notwithstanding the foregoing, the Holder shall receive any payment prohibited by the foregoing provisions of this
      SECTION 9.3, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness until all Senior Indebtedness is paid in cash in full, or as a court of competent jurisdiction shall direct.

      9.4    PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this
Article 9 or elsewhere in this Note shall prevent the Maker, except as expressly provided herein, from making payments at any time of principal of or interest on this Note.

      9.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full in cash of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this ARTICLE 9, and no payments over pursuant to the provisions of this ARTICLE 9 to the holders of Senior Indebtedness by the Holder or the Maker shall, as among the Maker, its creditors other than holders of Senior Indebtedness and the Holder, be deemed to be a payment or distribution by the Maker to or on account of the Senior Indebtedness.

      9.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this ARTICLE 9 are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this ARTICLE 9 or elsewhere in this Note is intended to or shall (a) impair, as among the Maker, its creditors other than holders of Senior Indebtedness and the



880955.7                             19                       SUBORDINATED NOTE

Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Maker or the Holder of this Note and creditors of the Maker other than the holders of Senior Indebtedness; or (c) except as expressly provided herein, prevent the Maker or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note.

      9.7    NO WAIVER OF SUBORDINATION PROVISIONS.

             (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, by any such holder, or by any non-compliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             (b) Without limiting the generality of SECTION 9.7(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this ARTICLE 9 or the obligations hereunder of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (1) effect any amendment, modification or waiver of, or any compromise, release or other action in respect of the Senior Indebtedness, or change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and
      (4) exercise or refrain from exercising any rights against the Maker and any other Person and any assets securing the Senior Indebtedness; (5) any lack of validity or enforceability of any Senior Indebtedness; (6) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Maker or a subordinated creditor; and (7) the absence of any notice to, or knowledge by, the Holder of the existence or occurrence of any of the matters or events set forth in CLAUSES (1) through (6) above, PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holder of this Note to take any action pursuant to ARTICLE 7 of this Note or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action or the pursuit of such rights or remedies does not otherwise violate the terms of this ARTICLE 9.

             (c) The Holder, to fullest extent remitted by law, unconditionally waives (1) all notices which may be required to preserve intact any rights of any holder of Senior Indebtedness, other than any notices expressly set forth in this ARTICLE 9, and (2) any requirement of diligence on the part of any holder of Senior Indebtedness.

      9.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Maker referred to in this
Article 9, the Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the Custodian making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE 9, PROVIDED,



880955.7                              20                      SUBORDINATED NOTE

HOWEVER, that the foregoing shall apply only if such court has been fully apprised of the provisions of this ARTICLE 9.

      9.9 RIGHTS OF HOLDERS AS A HOLDER OF SENIOR INDEBTEDNESS. The Holder in its individual capacity shall be entitled to all the rights set forth in this
ARTICLE 9 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Note shall deprive the Holder of any of its rights as such holder.

      9.10 NO SUSPENSION OF REMEDIES. Nothing contained in this ARTICLE 9 shall limit the right of the Holder to take any action pursuant to ARTICLE 7 of this Note or to pursue any rights or remedies hereunder or under applicable law, except as expressly set forth herein.

      9.11   CERTAIN CONVERSIONS DEEMED PAYMENT.

      For the purpose of this ARTICLE only, the issuance and delivery of Common Stock upon conversion of this Note in accordance with ARTICLE 8 shall not be deemed to constitute a payment or distribution on account of this Note. Nothing contained in this ARTICLE or elsewhere in this Note is intended to or shall impair, as among the Maker, its creditors other than holders of Senior Indebtedness and the Holder of this Note, the right, which is absolute and unconditional, of the Holder of this Note to convert this Note in accordance with ARTICLE 8.

      9.12   REINSTATEMENT.

      To the extent any payment of Senior Indebtedness (whether by or on behalf of the Maker or any Subsidiary, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such payment of Senior Indebtedness had not been made.

                                   ARTICLE 10

                         LIMITATION ON INTEREST PAYMENTS

      No provision of this Note shall require the payment of, or permit contracting for, charging, receiving or collecting interest in excess of the rate then permitted by applicable law. Regardless of any provision contained herein, the Holder shall not be entitled to contract for, charge, take, reserve, receive or apply, as interest hereunder, any amount in excess of the highest lawful rate and, in the event the Holder ever contracts for, charges, takes, reserves, receives or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such, and if the principal debt is paid in full, any remaining excess shall forthwith be paid to the Maker.



880955.7                            21                        SUBORDINATED NOTE

                                   ARTICLE 11

                                DATE OF PAYMENTS

      If interest on or principal of this Note becomes due payable on a Saturday, Sunday or public or other banking holiday under the laws of the State of Delaware, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

                                 ARTICLE 12

                          TRANSFER AND EXCHANGE OF NOTES

             (a) The Maker shall keep a register (the "NOTE REGISTER") of the holders of this Note and any Notes issued pursuant to ARTICLE 2 or upon any transfer as provided below or any exchange. When this Note is presented to the Maker with a request to register its transfer or exchange for an equal principal amount of Notes of other denominations, the Maker shall register the transfer or make the exchange; PROVIDED that (i) a Note presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Maker duly executed by the Holder thereof or its attorney duly authorized in writing and (ii) the Maker may not transfer portions of this Note to more than three transferees. No service charge shall be made for any transfer or exchange.

             (b) If a mutilated Note is surrendered to the Maker, or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Maker shall issue a replacement Note. If required by the Maker, the applicable Holder will provide an indemnity bond sufficient in the judgment of the Maker to protect the Maker from any loss which it may suffer if a Note is replaced. The Maker shall be entitled to charge the Holder who has lost a Note for the full expense of replacing such Note, including any tax or other governmental charge that may be imposed in relation thereto.

             (c) The Holder may not sell, assign or otherwise transfer all or any portion of its interests, rights or obligations under this Note to any Person, except in compliance with the terms and conditions specified in the legends set forth on page 1 of this Note.

                                 ARTICLE 13

                                GOVERNING LAW

      This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws rules thereof.

                                 ARTICLE 14

                              ENFORCEMENT ACTIONS

      If the Holder institutes any action for the enforcement or collection of this Note, the Maker shall pay on demand all costs and expenses of such action including reasonable legal fees.



880955.7                               22                     SUBORDINATED NOTE

                                 ARTICLE 15

                        WAIVER OF NOTICE, ETC.; AMENDMENTS

      The Maker expressly waives any presentment, demand, protest, or other notice of any kind. This Note may not be amended or waived except pursuant to a written agreement signed by the Maker and the Holder.

                                 ARTICLE 16

                                    NOTICE

      Any notice under this Note shall be provided in the manner set forth in
SECTION 12(f) of the Registration Rights Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             SIGNATURE PAGE FOLLOWS]







880955.7                              23                      SUBORDINATED NOTE